Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: May 1, 2013

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc., (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the quarter ended March 31, 2013 of $1.4 million, an improvement of $137 thousand, or 11%, compared to $1.3 million for the first quarter of 2012. Net interest income growth plus improvement in gains from loan sales, service charges and interchange fees within other income categories, along with a lower provision for loan losses, more than offset the higher amounts of loan collection, foreclosed property, salary and benefits, and advertising expenditures incurred, when compared to the prior year quarter. Earnings per share on a diluted basis for the quarter were $0.60 and $0.56 for the three months ended March 31, 2013 and 2012, respectively.

“Fidelity is very pleased with the financial results of the 1st quarter of 2013,” stated Daniel J. Santaniello, President and Chief Executive Officer. “The strong financial results are reflective of the Bank’s continued strategic focus on building customer relationships and acquiring new customers. In addition, Management’s commitment to enhancing asset quality continued to produce improvement in asset quality metrics. Our strong capital position will enable us to invest in meeting our customer’s needs as we remain committed to the execution of our strategic plan.”

Net interest income increased $119 thousand, or 2%, to $5.2 million for the quarter ended March 31, 2013, from $5.1 million recorded during the first quarter of 2012. Net interest income earned was higher in first quarter 2013 over the same period in 2012, despite the decline in yield on interest earning assets. The Company experienced lower interest costs from carrying less interest-bearing liabilities, which was replaced with the growth of non-interest bearing deposits. This along with a $36 million larger loan portfolio enhanced the net interest margin by 11 basis points to 3.84% for the first quarter of 2013, compared to 3.73% a year earlier for the same 2012 quarter.

A provision for loan loss of $550 thousand was recorded during the first quarter of 2013 compared to $700 thousand required for the same 2012 period. The provision for loan loss funded the allowance for loan losses for not only loan growth, but also reinforces it for the potential credit risks that still exist from an uncertain local economic environment. This was done even in light of the overall asset quality improvement stemming from a $6 million reduction in non-performing assets over the past year.  The allowance for loan losses was at 1.83% of total loans at March 31, 2013, down from the charge-offs taken and the loan growth booked, when compared to the 1.97% of total loans at March 31, 2012.

Total other income recorded for the quarter ended March 31, 2013 was $2.0 million compared to $2.1 million for the same quarter in 2012. The decrease was primarily from $135 thousand less gains from securities sold, $61 thousand less loan service charges and $22 thousand lower trust and financial services fees realized during 2013. These were offset by growth attributed to a $109 thousand increase in gains from loans sold and a combined increase of $74 thousand from additional deposit service charge fees, rental income and interchange fees recognized within other income during 2013.

Total other operating expense increased by $132 thousand, or 3%, to $4.8 million from $4.7 million for the quarters ended March 31, 2013 and 2012, respectively. The other operating expenses primarily increased from $117 thousand more salaries and benefits cost, $100 thousand additional advertising and marketing expense, $74 thousand higher loan collection expenses and $71 thousand added costs from carrying other real estate owned.

The Company’s assets increased $6.6 million to total $608.2 million at March 31, 2013 compared to the $601.5 million of total assets at December 31, 2012. This asset growth resulted from $15.8 million, or 4%, growth in net loans, offset by the $8.5 million reduction in loans held-for-sale and $1.5 million fewer securities, funded from the $5.5 million increase in short-term borrowings with repurchase customers plus a $0.8 million increase in shareholders’ equity.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking offices. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-looking statements

Certain of the matters discussed in this Quarterly Report on Form 10-Q may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

▪	the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
▪	the impact of new laws and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the regulations promulgated there under;
▪	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules;
▪	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
▪	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
▪	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;
▪	technological changes;
▪	acquisitions and integration of acquired businesses;
▪	the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities;
▪	volatilities in the securities markets;
▪	slow economic conditions;
▪	acts of war or terrorism; and
▪	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	March 31, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$20,730	$21,846
Investment securities	99,496	100,730
Federal Home Loan Bank Stock	2,238	2,624
Loans and leases	450,677	444,101
Allowance for loan losses	(8,236)	(8,972)
Premises and equipment, net	13,876	14,127
Life insurance cash surrender value	10,146	10,065
Other assets	19,244	17,004

Total assets	$608,171	$601,525

Liabilities
Non-interest-bearing deposits	$122,855	$126,035
Interest-bearing deposits	391,611	388,625
Total deposits	514,466	514,660
Short-term borrowings	13,593	8,056
Long-term debt	16,000	16,000
Other liabilities	4,333	3,863
Total liabilities	548,392	542,579

Shareholders' equity	59,779	58,946

Total liabilities and shareholders' equity	$608,171	$601,525

Average Year-To-Date Balances:	March 31, 2013	December 31, 2012
Assets
Total cash and cash equivalents	$29,939	$37,022
Investment securities	104,582	112,712
Loans and leases, net	441,632	418,287
Premises and equipment, net	14,042	13,943
Other assets	27,761	26,522

Total assets	$617,956	$608,486

Liabilities
Non-interest-bearing deposits	$130,864	$111,458
Interest-bearing deposits	390,113	406,948
Total deposits	520,977	518,406
Short-term borrowings and long-term debt	33,616	29,794
Other liabilities	3,811	3,390
Total liabilities	558,404	551,590

Shareholders' equity	59,552	56,896

Total liabilities and shareholders' equity	$617,956	$608,486

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands)
	Three Months Ended
	Mar. 31, 2013	Mar. 31, 2012
Interest income
Loans and leases	$5,469	$5,416
Securities and other	499	636

Total interest income	5,968	6,052

Interest expense
Deposits	515	684
Borrowings and debt	220	254

Total interest expense	735	938

Net interest income	5,233	5,114

Provision for loan losses	550	700
OTTI - credit losses	-	105
Other income	2,033	2,056
Other expenses	4,845	4,713
Provision for income taxes	477	395
Net income	$1,394	$1,257

	Three Months Ended
	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Interest income
Loans and leases	$5,469	$5,455	$5,420	$5,408	$5,416
Securities and other	499	522	554	583	636

Total interest income	5,968	5,977	5,974	5,991	6,052

Interest expense
Deposits	515	553	585	617	684
Borrowings and debt	220	221	219	221	254

Total interest expense	735	774	804	838	938

Net interest income	5,233	5,203	5,170	5,153	5,114

Provision for loan losses	550	1,250	700	600	700
OTTI - credit losses	-	-	-	31	105
Other income	2,033	1,818	1,868	1,903	2,056
Other expenses	4,845	4,594	4,453	4,678	4,713
Provision for income taxes	477	248	486	430	395
Net income	$1,394	$929	$1,399	$1,317	$1,257

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Assets
Total cash and cash equivalents	$20,730	$21,846	$45,622	$22,791	$65,681
Investment securities	99,496	100,730	103,135	110,809	115,367
Federal Home Loan Bank Stock	2,238	2,624	3,019	3,339	3,514
Loans and leases	450,677	444,101	430,914	426,118	422,272
Allowance for loan losses	(8,236)	(8,972)	(8,142)	(8,151)	(8,320)
Premises and equipment, net	13,876	14,127	14,270	13,686	13,942
Life insurance cash surrender value	10,146	10,065	9,984	9,901	9,819
Other assets	19,244	17,004	16,645	17,243	17,005

Total assets	$608,171	$601,525	$615,447	$595,736	$639,280

Liabilities
Non-interest-bearing deposits	$122,855	$126,035	$114,653	$110,283	$129,041
Interest-bearing deposits	391,611	388,625	409,467	401,787	419,124
Total deposits	514,466	514,660	524,120	512,070	548,165
Short-term borrowings	13,593	8,056	14,069	8,106	17,238
Long-term debt	16,000	16,000	16,000	16,000	16,000
Other liabilities	4,333	3,863	2,705	2,997	2,900
Total liabilities	548,392	542,579	556,894	539,173	584,303

Shareholders' equity	59,779	58,946	58,553	56,563	54,977

Total liabilities and shareholders' equity	$608,171	$601,525	$615,447	$595,736	$639,280

Average Quarterly Balances:	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Assets
Total cash and cash equivalents	$29,939	$27,674	$32,254	$32,037	$56,277
Investment securities	104,582	107,021	111,112	118,721	114,076
Loans and leases, net	441,632	426,040	423,250	416,755	406,962
Premises and equipment, net	14,042	14,266	14,132	13,855	13,516
Other assets	27,761	26,662	26,938	26,680	25,801

Total assets	$617,956	$601,663	$607,686	$608,048	$616,632

Liabilities
Non-interest-bearing deposits	$130,864	$117,025	$111,781	$109,785	$107,175
Interest-bearing deposits	390,113	393,319	407,335	411,088	416,195
Total deposits	520,977	510,344	519,116	520,873	523,370
Short-term borrowings and long-term debt	33,616	28,527	27,616	27,954	35,117
Other liabilities	3,811	3,549	3,390	3,266	3,355
Total liabilities	558,404	542,420	550,122	552,093	561,842

Shareholders' equity	59,552	59,243	57,564	55,955	54,790

Total liabilities and shareholders' equity	$617,956	$601,663	$607,686	$608,048	$616,632

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

Three Months Ended
Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Selected returns and financial ratios
Diluted earnings per share	$0.60	$0.40	$0.61	$0.57	$0.56
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.36%	4.41%	4.36%	4.41%	4.39%
Cost of interest-bearing liabilities	0.70%	0.73%	0.74%	0.77%	0.84%
Net interest spread	3.66%	3.68%	3.62%	3.64%	3.55%
Net interest margin	3.84%	3.86%	3.79%	3.81%	3.73%
Return on average assets	0.91%	0.61%	0.92%	0.87%	0.82%
Return on average equity	9.49%	6.24%	9.67%	9.47%	9.23%
Efficiency ratio	66.17%	64.44%	61.74%	64.54%	62.89%
Expense ratio	1.92%	1.88%	1.69%	1.84%	1.74%

Other financial data	Three Months Ended
Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012	Mar. 31, 2012
Book value per share	$25.52	$25.37	$25.37	$24.69	$24.18
Equity to assets	9.83%	9.80%	9.51%	9.49%	8.60%
Allowance for loan losses to:
Total loans	1.83%	2.02%	1.89%	1.91%	1.97%
Non-accrual loans	0.85	x	0.74	x	0.65	x	0.60	x	0.65	x
Non-accrual loans to total loans	2.16%	2.73%	2.89%	3.16%	3.04%
Non-performing assets to total assets	2.47%	2.94%	2.72%	3.70%	3.32%